UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2026

XTI AEROSPACE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

511 East John W. Carpenter Freeway, Suite 500 Las Colinas, TX 75062
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (800) 680-7412

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	XTIA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Dr. Allan Evans to the Board of Directors and as Chairman of the Board

Effective as of October 14, 2026, the Board of Directors (the “Board”) of XTI Aerospace, Inc. (the “Company”) appointed Dr. Allan Evans as a Class I director, for a term expiring at the Company’s 2027 annual meeting of stockholders, to fill an existing vacancy on the Board. The Board also appointed Dr. Evans to serve as Chairman of the Board. Dr. Evans has not been appointed to any committee of the Board.

In connection with Dr. Evans’ appointment as Chairman, the Board designated Jonathan G. Ornstein, who previously served as Interim Chairman of the Board, as Vice Chairman of the Board.

Dr. Evans has served as chief executive officer and a director of Unusual Machines, Inc. (NYSE American: UMAC) (“Unusual Machines”) since December 2023, and as a director of Datacentrex, Inc. (Nasdaq: DTCX), a digital infrastructure company, since December 2025. From January 2021 to November 2023, Dr. Evans served as chief operating officer of Red Cat Holdings, Inc. (Nasdaq: RCAT) (“Red Cat”), a drone technology company. Before that, he served as chief executive officer of Fat Shark Holdings, Ltd. (“Fat Shark”) from 2017 until Red Cat acquired Fat Shark in November 2020. From August 2017 to October 2020, Dr. Evans served as a director of Ballast Technologies, a location-based entertainment technology company. In November 2012, Dr. Evans co-founded Avegant, a display technology company, where he served as chief technology officer until 2016. Dr. Evans holds 47 issued or pending patents. He received a Ph.D. in Electrical Engineering from the University of Michigan.

Dr. Evans will receive compensation for his service on the Board in accordance with the Company’s non-employee director compensation policy, which is described under the caption “Director Compensation” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2026. Under the policy, Dr. Evans will receive an annual cash retainer of $50,000, payable quarterly in arrears, for general availability and participation in meetings and conference calls of the Board, and reimbursement of reasonable expenses incurred in performing his duties as a director. He will also receive an annual grant of stock options under the Company’s Amended and Restated 2018 Employee Stock Incentive Plan, as amended, with a fair market value, based on a Black-Scholes option pricing model, equal to his aggregate annual cash retainer, granted within 90 days of the end of each fiscal year or on such other date as approved by the Board or an authorized committee thereof, with an exercise price equal to the market price of the Company’s common stock on the grant date.

The Company expects to enter into a director services agreement with Dr. Evans reflecting these terms. The Company intends to file the director services agreement as an exhibit to a subsequent filing with the SEC.

Dr. Evans and the Company will also enter into the Company’s standard form of indemnification agreement, the form of which was previously filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on March 15, 2024, and is incorporated herein by reference.

There are no arrangements or understandings between Dr. Evans and any other person under which Dr. Evans was selected as a director. There are no family relationships between Dr. Evans and any director or executive officer of the Company.

Dr. Evans serves as chief executive officer and a director of Unusual Machines. On November 12, 2025, Unusual Machines purchased 25,000 shares of the Company’s Series 10 Convertible Preferred Stock from the Company for $25.0 million, as previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on November 12, 2025. On January 5, 2026, following receipt of stockholder approval, the shares of Series 10 Convertible Preferred Stock automatically converted into 1,721,980 shares of common stock and a pre-funded warrant to purchase 15,307,735 shares of common stock. In accordance with the terms of the Series 10 Convertible Preferred Stock, the pre-funded warrant was issued in lieu of common stock that would have caused Unusual Machines to exceed a 4.99% beneficial ownership limitation. The pre-funded warrant is subject to the same 4.99% beneficial ownership limitation. As a result, as of October 14, 2026, Unusual Machines beneficially owned approximately 4.99% of the Company’s outstanding common stock.

In addition, Unusual Machines has from time to time purchased drone parts and components from Drone Nerds, LLC, a subsidiary of the Company, in the ordinary course of business on terms consistent with those offered to Drone Nerds’ other customers. Since November 10, 2025, Unusual Machines has paid Drone Nerds an aggregate of approximately $1.1 million for those purchases. Other than as disclosed above, Dr. Evans has no transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On October 14, 2026, the Company issued a press release announcing the appointment of Dr. Evans as a director and Chairman of the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on March 15, 2024)
99.1†	Press Release, dated October 14, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTI AEROSPACE, INC.

Date: October 14, 2026	By:	/s/ Brooke Turk
	Name:	Brooke Turk
	Title:	Chief Financial Officer

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